                                                                 EXHIBIT 99.1



                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                    FLAG INVESTORS EMERGING GROWTH FUND, INC.



         FLAG INVESTORS EMERGING GROWTH FUND, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at One South Street, Baltimore, Maryland 21202, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         SECOND: Pursuant to the authority contained in Section 2-605(a)(4) of the Maryland General Corporation Law and under authority contained in Article XI, Section 1 of the Articles of Incorporation of the Corporation, the full Board of Directors, by Unanimous Written Consent of Directors dated February 12, 1999, have changed the name of the Corporation's "Alex. Brown Capital Advisory & Trust Emerging Growth Shares" class to the "Brown Investment Advisory & Trust Emerging Growth Shares" class.

         THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to me made without action by the stockholders and which Amendment is solely for the purpose of changing the name of one class of the Corporation's shares.

         FOURTH: These Articles of Amendment shall be effective as of the later of the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment of record, or March 1, 1999.

                  IN WITNESS WHEREOF, Flag Investors Emerging Growth Fund, Inc. has caused these Articles of Amendment to be signed in its corporate name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 16th day of February, 1999.

                               FLAG INVESTORS EMERGING GROWTH FUND, INC.

                               By: /s/ Harry Woolf
                                   -------------------------------------
                                   Harry Woolf
                                   President


[SEAL]

Attest:



/s/ Amy M. Olmert
-------------------------
Amy M. Olmert
Secretary


                  THE UNDERSIGNED, President of Flag Investors Emerging Growth Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                    /s/ Harry Woolf
                                    ---------------------------
                                    Harry Woolf
                                    President